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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 2, 1999

                            UNIONBANCAL CORPORATION

             (Exact name of registrant as specified in its charter)

        CALIFORNIA                    0-28118                 94-1234979
      (State or other               (Commission            (I.R.S. Employer
       jurisdiction                 File Number)            Identification
     of incorporation)                                          Number)

         350 CALIFORNIA STREET
       SAN FRANCISCO, CALIFORNIA                          94104
    (Address of principal executive
               offices)                                (Zip Code)

       Registrant's telephone number, including area code: (415) 765-2969

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
ITEM 5.  OTHER EVENTS.

    UnionBanCal Corporation (the "Company") recently filed two registration statements with the Securities and Exchange Commission. One relates to a $750 million secondary offering of the Company's common stock by The Bank of Tokyo-Mitsubishi, Ltd. and the other relates to the offering of up to $750 million in certain securities of the Company and its trust subsidiaries.

    The Company hereby reports the following events to make generally available certain information in connection with the filing of the registration statements and to avail itself of the safe harbor provided in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to any written or oral "forward-looking statements" that may be made by the Company, its subsidiaries or their respective officers, directors or employees.

    Some of the forward-looking statements can be identified by the use of forward-looking words, such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Some factors include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which the Company conducts its operations. For a discussion of factors that could cause actual results to differ, please see the discussion under "Risk Factors" contained in the registration statements and in other information contained in the Company's publicly available SEC filings.

    UnionBanCal Corporation (the "Company") hereby reports the following events:

    1. On February 2, 1999, the Company's independent auditors completed an audit of the Company's September 30, 1998 consolidated financial statements. These audited consolidated financial statements are attached hereto as Exhibit No. 99.1.

    2. On January 20, 1999, the Company issued a press release to report its financial results for the year and for the quarter ended December 31, 1998. The audit of the Company's 1998 financial statements is not yet complete. The press release is attached hereto as Exhibit No. 99.2.

    3. The Company has updated its progress with respect to its year 2000 project and the milestones that it has achieved since the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. A description of that progress follows.

YEAR 2000

    The year 2000 problem exists because many computer programs use only the last two digits to refer to a year. This convention could affect date-sensitive calculations that treat "00" as the year 1900, rather than as the year 2000. Another issue is that the year 2000 is a leap year and some programs may not properly provide for February 29, 2000.

    This discussion of the implications of the year 2000 problem for us contains numerous forward-looking statements based on inherently uncertain information. The cost of the project and the date on which we plan to complete the internal year 2000 modifications are based on management's best estimates of future events. The material assumptions underlying the estimated cost are:

    - the continued availability of internal and external resources,

    - the cost of these resources,

    - the time required to accomplish the tasks, and

    - the cost of needed equipment.

    We cannot guarantee, however, that we will achieve these estimates, and actual results could differ. Moreover, although management believes it will be able to make the necessary modifications in advance, failure to modify the systems may have a material adverse effect on us.

    In addition, we place a high degree of reliance on computer systems of third parties, such as customers, vendors, and other financial and governmental institutions. Although we are assessing the readiness of these third parties and preparing contingency plans, the failure of these third parties to modify their systems in advance of December 31, 1999, may have a material adverse effect on us.

    We estimate that the total cost of our year 2000 project will be approximately $50 million, of which $10 million relates to capital expenditures that we will capitalize and depreciate over their useful lives. We will include the remaining $40 million in noninterest expense in the period incurred. As of December 31, 1998, we had spent $24 million on our year 2000 project, $2 million in 1997 and $22 million in 1998. Of the $24 million spent as of December 31, 1998, $6 million related to capital expenditures, $1 million in 1997 and $5 million in 1998. Of the estimated $26 million remaining to be spent, an estimated $4 million is expected to be for capital expenditures and $22 million is expected to be included in noninterest expense over the next two years. Of the $22 million to be included in noninterest expense, we have assumed that approximately $14 million will be spent on salaries and contract labor. This assumes that the current mix of internal staff and contract labor remains the same, the hours and the person-days needed to complete the projects are not materially exceeded and that preparations for the year 2000 remain on schedule. The remaining $8 million is expected to relate to other operating expenses. We are funding the cost of our year 2000 project with normal operating cash and are staffing it with external resources as well as internal staff re-deployed from less time-sensitive assignments. Estimated total cost could change further as analysis continues.

    READINESS PREPARATION

    Resolution of the year 2000 problem is among our highest priorities, and we are preparing for the century change with a comprehensive enterprise-wide year 2000 program. We have identified all of the major systems and have sought external and internal resources to renovate and test the systems. We are testing purchased software, internally developed systems and systems supported by external parties as part of the program. We are evaluating customers and vendors that have significant relationships with us to determine whether they are adequately preparing for the year 2000. In addition, we are developing contingency plans to reduce the impact of some potential events that may occur. We cannot guarantee, however, that the systems of vendors or customers with whom we do business will be completed on a timely basis, or that contingency plans will shield operations from failures that may occur.

    Our year 2000 program is comprised of numerous individual projects that address the following broad areas:

    - data processing systems,

    - telecommunications and data networks,

    - building facilities and security systems,

    - vendor risk,

    - customer risk,

    - contingency planning, and

    - communications.

    We have identified over 2,000 individual projects. The projects vary in size, importance and materiality, from large undertakings, such as remediating complicated data systems, to smaller, but still important projects, such as installing compliant computer utility systems or assuring that building equipment will perform properly. The program continues to evolve as we identify new projects to keep up with increased understanding of year 2000 implications and evolving external requirements. Virtually all of the projects currently identified have begun, and approximately two-thirds have been completed.

    We assign projects a priority, indicating the importance of the function to our continuing operation. This prioritization facilitates reporting on projects based on their relative importance. We have prioritized projects as "Critical" and "Non-Critical." Critical projects are further prioritized as "Mission Critical" and "Other Critical."

    Mission Critical projects are defined as:

    - systems vital to the continuance of a broad core business activity;

    - functions, the interruption of which for longer than 3 days would threaten our viability; or

    - functions that provide the environment and infrastructure necessary to continue the broad core business activities.

    Other Critical projects are defined as:

    - other customer and accounting systems;

    - functions supporting delivery of information and service to customers;

    - administrative systems, the interruption of which for longer than 2 weeks would cause severe business impact; or

    - functions that provide the environment and infrastructure necessary for delivery of the above systems and functions.

    We plan to complete all projects currently identified prior to the year 2000, with special emphasis placed on those prioritized as Mission Critical or Other Critical. Failure to complete an Other Critical project would not necessarily have a material adverse effect on us.

    The most important projects are the Mission Critical application systems upon which we rely for our principal business functions. We have renovated and tested all of these systems. However, outside servicers operate three of them. The outside servicers have renovated and tested each of these systems, but we still need to validate them.

    The following table presents actual and estimated progress with Mission Critical projects.

                    MISSION CRITICAL APPLICATION COMPLETION

                                                                                  % COMPLETED:
                                                                                 ---------------
Actual:
  June 1998....................................................................           10%
  September 1998...............................................................            38
  December 1998................................................................            90

Estimated:
  March 1999...................................................................          100%

    We have also achieved substantial progress with systems prioritized as Other Critical. As of December 31, 1998, 63% of these systems were complete. Substantially all are expected to be complete by March 31, 1999.

    In addition to testing individual systems, we have begun integrated contingency testing of our Mission Critical and many other systems in a separate computer environment where dates are set forward in order to identify and correct problems that might not otherwise become evident until the actual end of the century.

    We do not significantly rely on "embedded technology" in our critical processes. Embedded technology, which means microprocessor-controlled devices as opposed to multi-purpose computers, does control some building security and operations, such as power management, ventilation, and building access. All building facilities are presently being evaluated, and we expect all systems using embedded technology to be confirmed as year 2000 ready by June 1999.

    We rely on vendors and customers, and we are addressing year 2000 issues with both groups. We have identified over 300 vendors and have made inquiries about their year 2000 readiness plans and status. Approximately 35% of these vendors are rated as critical. We have completed risk assessments on the critical and non-critical vendors, and we are undertaking appropriate measures to minimize risk as much as possible for those vendors that we have assigned a risk rating of medium or high. Among the critical vendors, presently 72% are rated as low risk, 19% as medium risk, and 9% as high risk.

    We plan to have the medium and high risk vendor situations resolved in June 1999. We have, however, no viable alternatives for some suppliers, such as power distribution and local telephone companies. We are still evaluating these companies, and we will use the results as information for system-wide contingency planning. As with all financial institutions, we place a high degree of reliance on the systems of other institutions, including governmental agencies, to settle transactions. We will test principal settlement methods associated with major payment systems as part of their associated system projects.

    We also rely on our customers to make necessary preparations for the year 2000 so that their business operations will not be interrupted, thus threatening their ability to honor their financial commitments. We have identified over 2,500 borrowers, capital market counterparties, funding sources, and large depositors that constitute our customers as having financial volumes sufficiently large to warrant our inquiry and assessment of their year 2000 preparation. The financial volumes included loans and unused commitments, collected deposit balances, automated clearing house transactions, foreign exchange, and derivatives. We have completed inquiries and initial written assessments for 97% of the identified financial volumes.

    Our borrowers, the population of customers with loans and unused commitments outstanding, pose the highest level of concern. As of December 31, 1998, our assessment of these borrowers resulted in the following assignments of risk: 79% low risk, 18% medium risk and 3% high risk. We have established individual risk mitigation plans for substantially all of the customers rated as high risk. The risk mitigation plans evaluate whether year 2000 issues will materially affect the customer's cash flow, asset values, and collateral pledged to us. The risk mitigation plans use the normal credit process that we employ to manage credit risk and require the concurrence of a credit administrator.

    We will make ongoing assessments of customers at all levels of risk. Those with low risk will be reassessed semi-annually, while customers with medium and high risk will be reassessed quarterly.

    RISKS

    The principal risks associated with the year 2000 problem can be grouped into three categories:

    - we do not successfully ready our operations for the next century,

    - disruption of our operations due to operational failures of third parties, and

    - business interruption among fund providers and obligors such that expected funding and repayment does not take place.

    The only risk largely under our control is preparing our internal operations for the year 2000. We, like other financial institutions, are heavily dependent on our computer systems. The complexity of these systems and their interdependence make it impractical to convert to alternative systems without interruptions if necessary modifications are not completed on schedule. Management believes we will be able to make the necessary modifications on schedule.

    Failure of third parties may jeopardize our operations, but the seriousness of this risk depends on the nature and duration of the failures. The most serious impact on our operations from vendors would result if basic services such as telecommunications, electric power, and services provided by other financial institutions and governmental agencies were disrupted. Some public disclosure about readiness preparation among basic infrastructure and other suppliers is now available. We are unable, however, to estimate the likelihood of significant disruptions among our basic infrastructure suppliers. In view of the unknown probability of occurrence and impact on operations, we consider the loss of basic infrastructure services to be the most reasonably likely worst case year 2000 scenario.

    Operational failures among our customers could affect their ability to continue to provide funding or meet obligations when due. The information we develop in the customer assessments described earlier allows us to identify those customers that exhibit a risk of not making adequate preparations for the century change. We are taking appropriate actions to manage these risks.

    PROGRAM ASSESSMENT

    Our Year 2000 Program Office reports on progress monthly to our Executive Management Committee and quarterly to the Audit and Examination Committee of our Board of Directors. Our Internal Audit Division and the National Bank Examiners regularly assess our year 2000 preparations and report quarterly to the Audit and Examination Committee.

    CONTINGENCY PLANS

    We are developing year 2000 remediation contingency plans and business resumption contingency plans specific to the year 2000. Remediation contingency plans address the actions we would take if the current approach to remediating a system is falling behind schedule or otherwise appears in jeopardy of failing to deliver a year 2000-ready system when needed. Business resumption contingency plans address the actions that we would take if critical business functions cannot be carried out in the normal manner upon entering the next century due to system or supplier failure.

    Our business resumption contingency planning is following a four-phase process:

    - Organizational Planning Guidelines,

    - Business Impact Analysis,

    - Plan Development and

    - Validation of Plans.

    During the first two phases, which have been completed, we assigned responsibilities, specified scenarios and determined which scenarios were significant for each critical business unit. The second two phases call for the development of plans to meet the significant scenarios and testing the effectiveness of the plans.

    We are developing plans for system-wide or regional failures and for individual critical operating units where necessary. We expect to complete development of plans for the operating units and their validation in June 1999. We expect to complete development of plans to address system-wide or regional failures, and their validation, in September 1999.

    To determine where plans are necessary for individual operating units, we identified the following areas of concern, assigned to each a level of potential risk and a probability of occurrence. The areas of concern are:

    - telecommunications or data network outage,

    - enterprise information systems failure,

    - operational disruptions,

    - vendor or service provider failure,

    - staff unavailability,

    - utility or facility failure, and

    - personal computer or local area network failure.

    We rated the level of potential risk as high, moderate or low, and we rated the probability of occurrence as high, moderate or low. Critical operating units with a low or moderate level of potential risk and a low probability of occurrence do not require a contingency plan for the area of concern. For any other combination, the development of a contingency plan is required.

    OTHER RELATED DISCLOSURES

    HighMark Capital Management, Inc. is a registered investment adviser and UBOC Investment Services, Inc. is a broker-dealer. Each of these subsidiaries makes publicly available separate year 2000 reports. You can find additional year 2000 information in those reports.

    4. The following presents certain financial information for the Company's four primary business segments:

    As used in the tables on the following pages, "performance center earnings" represent the allocation of net interest income, noninterest income and noninterest expense between the business segments for products and services originated in one segment but managed by another. "Total loans" and "total deposits" represent loans and deposits for each business segment before allocation between the segments of loans and deposits originated in one segment but managed by another. "Net interest income" and "income before income taxes" are presented on a taxable-equivalent basis.

                                                                                                          COMMERCIAL FINANCIAL
                                                                                                             SERVICES GROUP
                                                                  COMMUNITY BANKING GROUP                 --------------------
                                                   -----------------------------------------------------
                                                                                     AS OF AND FOR THE     AS OF AND FOR THE
                                                    AS OF AND FOR THE YEARS ENDED    NINE MONTHS ENDED    YEARS ENDED DECEMBER
                                                            DECEMBER 31,               SEPTEMBER 30,              31,
                                                   -------------------------------  --------------------  --------------------
                                                     1996       1997       1998       1997       1998       1996       1997
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
RESULTS OF OPERATIONS:
  (IN THOUSANDS)
Revenues
Net interest income..............................  $ 658,144  $ 682,782  $ 673,463  $ 511,212  $ 504,709  $ 401,912  $ 440,804
Noninterest income...............................    133,559    142,944    178,208    105,991    136,101     78,238    100,316
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total............................................    791,703    825,726    851,671    617,203    640,810    480,150    541,120
Noninterest expense..............................    577,655    568,031    596,714    419,050    439,927    201,870    231,906
Credit expense (income)..........................     35,644     57,870      4,300     40,975     (3,059)    14,362     18,872
Performance center earnings (losses).............      7,688     10,040      7,769      6,558      6,403      4,141      3,926
Income before income taxes.......................    186,092    209,865    258,426    163,736    210,345    268,059    294,268
BALANCE SHEET DATA (PERIOD AVERAGE):
  (IN MILLIONS)
Total loans before performance centers...........  $   9,877  $   9,672  $   9,328  $   9,691  $   9,389  $   8,292  $   9,336
Total assets.....................................     10,911     10,626     10,270     10,632     10,329      9,287     10,513
Total deposits before performance centers........     11,131     11,757     12,444     11,646     12,322      3,959      4,875
OTHER DATA:
  Return on average assets.......................       1.02%      1.17%      1.52%      1.23%      1.63%      1.72%      1.65%
  Efficiency ratio...............................      72.96%     68.79%     70.06%     67.90%     68.65%     42.04%     42.86%

                                                                                                             INTERNATIONAL
                                                         TRUST & PRIVATE FINANCIAL SERVICES GROUP            BANKING GROUP
                                                   -----------------------------------------------------  --------------------
RESULTS OF OPERATIONS:
  (IN THOUSANDS)
Revenues
Net interest income..............................  $  11,539  $  20,995  $  22,979  $  14,332  $  16,770  $  48,175  $  49,405
Noninterest income...............................    110,182    128,100    145,593     91,951    106,843     62,373     62,238
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total............................................    121,721    149,095    168,572    106,283    123,613    110,548    111,643
Noninterest expense..............................    108,495    123,102    134,977     89,581     96,897     72,719     64,874
Credit expense (income)..........................        927        155        345        102        249     (4,361)       234
Performance center earnings (losses).............       (674)    (1,472)       122       (929)       105     (6,917)    (3,759)
Income before income taxes.......................     11,625     24,366     33,372     15,671     26,572     35,273     42,776
BALANCE SHEET DATA (PERIOD AVERAGE):
  (IN MILLIONS)
Total loans before performance centers...........  $      62  $     229  $     258  $     236  $     245  $   1,443  $   1,631
Total assets.....................................         94        303        315        322        297      2,210      2,631
Total deposits before performance centers........        425        708        675        625        679      1,080        959
OTHER DATA:
  Return on average assets.......................       7.36%      4.74%      6.43%      3.90%      7.34%      0.95%      0.96%
  Efficiency ratio...............................      89.13%     82.57%     80.07%     84.29%     78.39%     65.78%     58.11%


                                                               AS OF AND FOR THE
                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                     1998       1997       1998
                                                   ---------  ---------  ---------
RESULTS OF OPERATIONS:
  (IN THOUSANDS)
Revenues
Net interest income..............................  $ 494,713  $ 321,600  $ 360,625
Noninterest income...............................    109,520     75,450     82,638
                                                   ---------  ---------  ---------
Total............................................    604,233    397,050    443,263
Noninterest expense..............................    257,124    166,305    188,328
Credit expense (income)..........................     21,316     15,065     15,963
Performance center earnings (losses).............      2,270      2,968      2,037
Income before income taxes.......................    328,063    218,648    241,009
BALANCE SHEET DATA (PERIOD AVERAGE):
  (IN MILLIONS)
Total loans before performance centers...........  $  11,164  $   9,178  $  10,783
Total assets.....................................     12,414     10,344     12,005
Total deposits before performance centers........      5,985      4,684      5,844
OTHER DATA:
  Return on average assets.......................       1.61%      1.69%      1.63%
  Efficiency ratio...............................      42.55%     41.89%     42.49%

RESULTS OF OPERATIONS:
  (IN THOUSANDS)
Revenues
Net interest income..............................  $  55,741  $  35,990  $  42,487
Noninterest income...............................     65,834     46,887     49,758
                                                   ---------  ---------  ---------
Total............................................    121,575     82,877     92,245
Noninterest expense..............................     66,967     48,942     48,765
Credit expense (income)..........................     11,304        216      2,915
Performance center earnings (losses).............     (4,087)    (3,171)    (2,394)
Income before income taxes.......................     39,217     30,548     38,171
BALANCE SHEET DATA (PERIOD AVERAGE):
  (IN MILLIONS)
Total loans before performance centers...........  $   1,356  $   1,423  $   1,385
Total assets.....................................      2,070      2,563      2,123
Total deposits before performance centers........        851        980        864
OTHER DATA:
  Return on average assets.......................       1.18%      0.96%      1.45
  Efficiency ratio...............................      55.08%     59.05%     52.86

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c) EXHIBITS.

EXHIBIT
NO.    DESCRIPTION
------ --------------------------------------------------------------------------
 23.1  Consent of Deloitte & Touche LLP, Independent Auditors

 23.2  Consent of Arthur Andersen LLP, Independent Accountants

 99.1  UnionBanCal Corporation and Subsidiaries
       Consolidated Financial Statements

 99.2......................................................................................... Press Release, dated January 20, 1999

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UNIONBANCAL CORPORATION

Date: February 5, 1999          By:             /s/ DAVID I. MATSON
                                     -----------------------------------------
                                                  David I. Matson
                                              EXECUTIVE VICE PRESIDENT
                                              CHIEF FINANCIAL OFFICER